Exhibit 10.9
ORION ENERGY SYSTEMS, INC.
2004 STOCK AND INCENTIVE AWARDS PLAN
As Amended and Restated Effective                     , 2007 [IPO Date]
Section 1. Purpose
          This 2004 Stock and Incentive Awards Plan, previously called the Equity Incentive Plan (the “Plan”), has been established by Orion Energy Systems, Inc. to advance two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees, consultants and advisors and (ii) to increase shareholder value. The Plan is intended to enhance the Company’s ability to attract, retain and motivate persons who make or are expected to make important contributions to the Company, its Subsidiaries or Affiliates, by providing such persons with equity ownership opportunities and performance-based incentives, thereby better aligning the interests of such persons with those of the Company’s shareholders.
Section 2. Definitions
          “409A Subsidiary” means any corporation or other entity in an unbroken chain of corporations or other entities, beginning with the Company, in which each corporation or other entity (other than the last corporation or entity in the chain) has a controlling interest (within the meaning of Treasury regulation §1.414(c)-2(b)(2)(i) except that the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein) in the corporation or other entity; provided that the phrase “at least 20 percent” may be used in place of “at least 50 percent” with respect to the grant of non-qualified stock options or stock appreciation rights made to eligible individuals based on legitimate business criteria of the Company within the meaning of Code section 409A.
          “Act” means the Securities Act of 1933, as amended from time to time. Any reference to a specific provision of the Act shall include any successor provision thereto.
          “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations of the Act;
          “Award” means any award granted under the Plan.
          “Board” means the Board of Directors of the Company.
          “Beneficial Owner” means a Person, with respect to any securities which:
     (i) such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase;
     (ii) such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule l3d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule l3D under the Act (or any comparable or successor report); or
     (iii) are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.
          “Change of Control” means, unless specified otherwise in an award agreement, the occurrence of any of the following: shareholders
     (iv) any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the IPO Date, pursuant to express authorization by the Board that refers to this exception) representing twenty percent (20%) or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or
     (v) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on the IPO Date, constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Act) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the IPO Date, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change of Control, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change of Control occurred; or
     (vi) the consummation of a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), in each case, which requires approval of the shareholders of the Company, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the IPO Date, pursuant to express authorization by the Board that refers to this exception) representing twenty percent (20%) or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

     (vii) the consummation of a plan of complete liquidation or dissolution of the Company or a sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), in each case, which requires approval of the shareholders of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.
          Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.
          Notwithstanding the foregoing, if an Award is considered deferred compensation subject to the provisions of Code section 409A, and if a payment under such Award is triggered upon a “Change of Control,” then the foregoing definition shall be deemed amended as necessary to comply with Code section 409A.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations promulgated thereunder. Any reference to a specific provision of the Code shall include any successor provision thereto.
          “Committee” means a committee appointed by the Board to administer the Plan. On and after the IPO Date, “Committee” means the compensation committee of the Board, each member of which shall qualify as a “nonemployee director” within the meaning of Rule 16b3 and as an “outside director” within the meaning of Code section 162(m).
          “Company” means Orion Energy Systems, Inc., a Wisconsin corporation, and any successor thereto.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Any reference to a specific provision of the Exchange Act shall include any successor provision thereto.
          “Fair Market Value” means the value of a share of Stock on the relevant date as determined by the Committee in good faith. In determining Fair Market Value, the Committee may, but shall not be required to, rely on the most recent valuation determined by an independent appraiser. On the IPO Date, “Fair Market Value” shall mean the price at which a share of common stock of the Company is first sold to the public on the IPO Date. After the IPO Date, “Fair Market Value” shall mean the closing price of a share of Stock on the relevant date on the principal exchange on which the Stock is then traded, as reported in the Wall Street Journal, or if no sale shall have been made on such date, then on the last preceding day on which there was such a sale; provided that in the event a share of Stock is sold on the principal exchange, “Fair Market Value” in such case shall mean the actual sale price obtained for the share being sold.
          “IPO Date” means the date on which the shares of the Company’s voting Common Stock are first sold to the public pursuant to an effective registration statement filed by the Company under the Act.
          “Participant” means any eligible individual who is granted an Award hereunder.
          “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units: net sales; cost of sales; revenue; gross income; net income; operating income; income from continuing operations; earnings (including before taxes, and/or interest and/or depreciation and amortization); earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; ratio of debt to debt plus equity; return on shareholder equity; return on capital; return on assets; operating working capital; average accounts receivable; economic value added; and customer satisfaction; operating margin; profit margin; sales performance; sales quota attainment; new sales; cross/integrated sales; customer engagement; internal revenue growth; and client retention. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable; provided that, the Committee may, at the time of establishing the Performance Goal(s), exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition. In the case of Awards that the Committee determines will not be considered performance-based compensation under Code section 162(m), or for purposes of exercising discretion to reduce the amount payable under any Award that is considered performance-based compensation under Code section 162(m), the Committee may establish other Performance Goals not listed in this Plan, including subjective, individual goals. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).
          “Person” means any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.
          “Rule 16b3” means Rule 16b-3 under the Exchange Act.
          “Stock” means the Common Stock of the Company, no par value.

          “Subsidiaries” means any corporate entity of which at least fifty percent (50%) of the equity interest is held directly or indirectly by the Company.
Section 3. Effective Date of Plan
          The Plan shall become effective on September 30, 2004, subject, however, to the approval of the Plan by the shareholders of the Company at the next annual meeting of shareholders within twelve months following the date of adoption of the Plan by the Board. Awards granted under the Plan prior to its approval by shareholders shall be contingent on such shareholder approval. The Plan, as amended and restated, shall become effective on the IPO Date, subject, however, to the approval of the amended and restated Plan by the shareholders of the Company at the next annual meeting of shareholders within twelve months following the date of adoption of the Plan by the Board.
Section 4. Administration
          4.1. Committee Authority. The Plan shall be administered by the Committee. If at any time the Committee shall not be in existence, the Board shall administer the Plan. Subject to the terms of the Plan and applicable law, the Committee shall have full power and discretionary authority to: (a) grant Awards to eligible individuals under the Plan and to determine the type, terms and conditions of such Awards and the number of shares of Stock to which such Awards shall relate; (b) interpret and administer the Plan and any instrument or agreement relating to, or made under, the Plan; (c) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (d) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among eligible individuals, whether or not they are similarly situated.
          4.2. Delegation to Other Committees. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to a sub-committee or to one or more officers of the Company, any or all of the authority and responsibility of the Committee under the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to individuals who are subject to Rule16b3 or Code section 162(m) at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consistently entirely of “nonemployee directors” within the meaning of Rule 16b3 and as an “outside director” within the meaning of Code section 162(m). If the Board or the Committee has made such a delegation, then all references to the Committee in this Plan include such other committee, sub-committee or one or more officers to the extent of such delegation.
          4.3. Decisions Binding. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and any other individual with a right under the Plan.

          4.4. Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any Award granted under the Plan.
Section 5. Eligibility and Participation
          All employees and directors of the Company, its Subsidiaries and Affiliates and all consultants or advisors who provide services to the Company, its Subsidiaries and Affiliates, are eligible to be granted Awards under the Plan. The Committee shall designate each individual who will become a Participant. An Award shall be granted exclusively as compensation for the performance of those services the Participant is already performing or reasonably may be expected to perform in his or her respective position within or for the Company, a Subsidiary or an Affiliate. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year.
Section 6. Stock Subject to Plan; Limits on Awards
          6.1. Number. Subject to adjustment as provided in Section 6.3, the total number of shares of Stock which may be issued under the Plan shall be one million (1,000,000) shares, plus the total number of shares granted under the Company’s 2003 Stock Option Plan which are exchanged for new shares under the Plan or which are cancelled under the Company’s 2003 Plan, plus effective on the IPO Date, an additional two million five hundred thousand (2,500,000) shares. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock.
          6.2. Unused Stock; Unexercised Rights. If (a) any shares of Stock subject to an Award granted under the Plan, or to which any Award relates, are forfeited, (b) an Award otherwise terminates, expires or is canceled prior to the delivery of all of the shares of Stock or of other consideration issuable or payable pursuant to such Award, or (c) an Award is settled in cash, then the number of shares of Stock subject to such Award shall again be available for the granting of additional Awards under the Plan.
     6.3. Limits on Awards. Subject to adjustment as provided in Section 6.4, the Company may issue only an aggregate of one million (1,000,000) shares of Stock upon the exercise of incentive stock options (within the meaning of Code section 422), and, after the IPO Date, no Participant may be granted Awards that could result in such Participant:
          (a) receiving options for, and/or stock appreciation rights with respect to, more than 300,000 shares of Stock during any fiscal year of the Company;
          (b) receiving Awards of restricted stock and/or restricted stock units relating to more than 150,000 shares of Stock during any fiscal year of the Company;
          (c) receiving Awards of performance shares, and/or Awards of performance units the value of which is based on the Fair Market Value of shares of Common Stock, for more than 150,000 shares of Stock during any fiscal year of the Company;

          (d) receiving Awards of performance units the value of which is not based on the Fair Market Value of shares of Stock, for more than $2,000,000 during any fiscal year of the Company;
          (e) receiving other Stock-based Awards pursuant to Section 13.1 relating to more than 100,000 Shares during any fiscal year of the Company;
          (f) receiving an annual incentive award in any single fiscal year of the Company that would pay more than $2,000,000; or
          (g) receiving a long-term incentive award in any single fiscal year of the Company that would pay more than $2,000,000.
In all cases, determinations under this Section 6.3 should be made in a manner that is consistent with the exemption for performance-based compensation that Code section 162(m) provides.
          6.4. Adjustment in Capitalization. If: (a) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (b) the Company shall subdivide or combine the Stock or the Company shall declare a dividend payable in Stock, other securities (other than stock purchase rights issued pursuant to the terms of any rights agreement that the Company may authorize and issue in the future) or other property; (c) the Company shall effect a cash dividend the amount of which, on a per share of Stock basis, exceeds ten percent (10%) of the Fair Market Value of a share of Stock at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Stock in the form of cash, or a repurchase of Stock, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (d) any other event shall occur, which, in the case of this clause (d), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (i) the number and type of shares of Stock subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the per Participant Award limitations set forth in Section 6.3; (iii) the number and type of shares of Stock subject to outstanding Awards; (iv) the grant, purchase or exercise price with respect to any Award; and (v) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code section 162(m) to lose its status as such, the Performance Goals of an Award; or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in exchange for cancellation of such Award or in lieu of any such adjustment; provided, however, in each case, that with respect to awards of incentive stock options no such adjustment shall be authorized to the extent that such authority would cause such options to cease to be treated as incentive stock options; and provided further, however, that the number of shares of Stock subject to any Award payable or denominated in Stock shall always be a whole number.
          Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the

Stock (including a reverse stock split), if no action is taken by the Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Stock.
Section 7. Awards
          All Awards granted under the Plan shall be evidenced by a written award agreement that shall specify the type of Award granted, the duration of the Award, the number of shares of Stock to which the Award pertains and such other provisions as the Committee shall determine.
Section 8. Stock Options
          8.1. Grant of Options. Subject to any limitations set forth in the Plan, the Committee shall have complete discretion in determining: (a) the eligible individuals to be granted an option to purchase Stock; (b) the number of shares of Stock to be subject to the option, and all other terms and conditions of the option; (c) whether the option is to be an incentive stock option within the meaning of Code section 422 or a nonqualified stock option; provided that, incentive stock options may be granted only to employees of the Company or a Subsidiary; and further provided that if an option is granted to an individual who is not providing services to the Company or a 409A Subsidiary at the date of grant, such option shall be considered a deferred compensation arrangement subject to Code section 409A to the extent provided therein; and (d) any other terms and conditions of the option as determined by the Committee in its sole discretion.
          8.2. Incentive Stock Options. Incentive stock options shall be exercisable at purchase prices of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant. Incentive stock options shall be exercisable over not more than ten (10) years after date of grant and shall terminate not later than three (3) months after termination of employment for any reason other than death or disability, except as otherwise provided by the Committee. If the Participant should terminate employment as a result of a disability (within the meaning of Code section 22(e)(3)), then the right of the Participant to exercise an incentive stock option shall terminate not later than twelve (12) months after the date of such termination of employment, except as otherwise provided by the Committee. In all other respects, the terms of any incentive stock option granted under the Plan shall comply with the provisions of Code section 422.
          8.3. Nonqualified Stock Options. Nonqualified stock options will be exercisable at purchase prices of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant. Nonqualified stock options will be exercisable over the period or on the date as determined by the Committee, which may not be later than ten (10) years after the date of grant, and shall terminate at such time as the Committee shall determine.
          8.4. Payment. The Committee shall determine the methods and the forms for payment of the purchase price of options, including, but not limited to: (a) by cash; (b) by delivery of other shares or securities of the Company having a then Fair Market Value equal to the purchase price of such shares (including by attestation); (c) by any combination of the foregoing; (d) by having the Company withhold a number of shares otherwise deliverable pursuant to the exercise of the option having a Fair Market Value on the date of exercise equal to some or all of the purchase price; or (e) after the IPO Date, through a broker-facilitated cashless exercise procedure. Upon receipt of the payment of the entire purchase price for the shares so purchased (plus any taxes required by the Company to satisfy its withholding obligations pursuant to Section 18), certificates for such shares shall be delivered to the Participant (or beneficiary). The number of shares of Stock reserved for issuance under the Plan shall be reduced only by the number of shares issued.
          8.5. Limits on Incentive Stock Options. To the extent the aggregate Fair Market Value of Stock (as determined on the date of grant), with respect to which incentive stock options granted under the Plan, or any other plan of the Company or its Subsidiaries, are exercisable by a Participant for the first time during any calendar year exceeds $100,000, then such option as to the excess shall be treated as a nonqualified stock option.
Section 9. Stock Appreciation Rights
          9.1. Grant of Stock Appreciation Rights. The Committee shall have the discretion to grant stock appreciation rights to any eligible individual; provided that if a stock appreciation right is granted to an individual who is not providing services to the Company or a 409A Subsidiary at the date of grant, such stock appreciation right shall be considered a deferred compensation arrangement subject to Code section 409A to the extent provided therein. A stock appreciation right may relate to an option, or may be granted independently of any option granted under the Plan. Subject to the terms of the Plan, the grant price (provided that the grant price shall not be less than the Fair Market Value of the shares subject to the stock appreciation right as determined on the date of grant), term, methods of exercise, methods of settlement and any other terms and conditions of any stock appreciation right shall be as determined by the Committee.
          9.2. Exercise or Maturity of Stock Appreciation Rights. The Committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate. Unless otherwise determined by the Committee, stock appreciation rights that relate to a specific option granted under the Plan shall be exercisable or shall mature at such time or times, on the conditions and to the extent and in the proportion, that any related option is exercisable and may be exercised or mature for all or part of the shares of Stock subject to the related option.
          9.3. Effect of Exercise on Related Option. Upon exercise of any number of stock appreciation rights, the equivalent number of shares subject to any related option shall be reduced and such shares may not again be subjected to an Award under the Plan. The exercise of any number of options shall result in an equivalent reduction in the number of shares covered by the related stock appreciation right and such shares may not again be subject to an Award under this Plan; provided, however, that if a stock appreciation right was granted for less than all of the shares covered by any related option, any such reduction shall be made at such time as, and only to the extent that, the number of shares exercised under the related option exceeds the number of shares not covered by the stock appreciation right.
Section 10. Restricted Stock and Restricted Stock Units
          10.1. Awards. The Committee shall have discretion to issue restricted stock or restricted stock units to any eligible individual, with or without payment therefor. Restricted stock shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on sale or other disposition and rights of the Company to reacquire such restricted stock upon termination of the Participant’s employment or service within specified periods. Restricted stock units shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, whether such units shall be settled in cash or with shares of Stock. Without limitation, such terms and conditions may provide that restricted stock or restricted stock units shall be subject to forfeiture if the Company and/or the Participant fails to achieve one or more Performance Goals established by the Committee over a designated period of time. The Committee shall certify in writing as to the degree of achievement after completion of the performance period. Notwithstanding the foregoing, if the restrictions imposed on restricted stock or restricted stock units lapse on the basis of the passage of time, the minimum ratable period of restriction shall be three (3) years from the date of grant of the Award, or if the restrictions lapse upon the achievement of one or more Performance Goals, the performance period must be a minimum of one year; provided that the Committee may provide in any award agreement or as determined in any individual case, that the restrictions shall lapse or be waived in whole or part in the event of terminations resulting from specified causes (such as death, disability or retirement) or upon a Change of Control.
          10.2. Registration. Any restricted stock granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of restricted stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such restricted stock.
          10.3. Other Rights. Unless otherwise determined by the Committee, during the period of restriction, Participants holding shares of restricted stock granted hereunder may exercise full voting rights with respect to those shares (if applicable) and shall be entitled to receive all dividends and other distributions paid or made with respect to those shares while they are so held; provided, however, that the Committee may provide in any grant of shares of restricted stock that payment of dividends thereon may be deferred until termination of the period of restriction and may be made subject to the same restrictions regarding forfeiture as apply to such shares of restricted stock. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of restricted stock with respect to which they were paid.
          10.4. Forfeiture. Except as otherwise determined by the Committee or as set forth in an award agreement, upon termination of employment or service of a Participant for any reason during the applicable period of restriction, all shares of restricted stock and restricted stock units still subject to restriction shall be forfeited by the Participant to the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or restricted stock units held by a Participant at such time.
Section 11. Performance Shares and Performance Units
          11.1. Issuance. The Committee shall have discretion to grant performance shares or performance units to any eligible individual and shall have complete discretion in determining the number of performance units or performance shares granted to a Participant.
          11.2. Performance Shares. The Committee may grant performance shares that the Participant may earn in whole or in part if one or more Performance Goals established by the Committee over a designated period of time consisting of one or more full fiscal years of the Company, Subsidiary or Affiliate are met. The Committee shall certify in writing as to the degree of achievement after completion of the performance period. The Committee shall have the discretion to satisfy an obligation to deliver a Participant’s performance shares by delivery of less than the number of shares of Stock earned together with a cash payment equal to the then Fair Market Value of the shares not delivered. The number of shares of Stock reserved for issuance under the Plan shall be reduced only by the number of shares delivered in respect of earned performance shares. At the time of making an Award of performance shares, the Committee shall set forth the consequences of the termination of a Participant’s employment or service prior to the expiration of the designated performance period in respect of which the performance shares are awarded.
          11.3. Performance Units. The Committee may grant performance units to any eligible individual that consist of monetary units that the Participant may earn in whole or in part if one or more Performance Goals established by the Committee over a designated period of time consisting of one or more full fiscal years of the Company, Subsidiary or Affiliate are met. The Committee shall certify in writing as to the degree of achievement after completion of the performance period. Payment of a performance unit earned may be in cash or in shares of Stock or in a combination of both, as the Committee in its sole discretion determines. The number of shares of Stock reserved for issuance under this Plan shall be reduced only by the number of shares delivered in payment of performance units. At the time of making an Award of performance units, the Committee shall set forth the consequences of the termination of a Participant’s employment or service prior to the expiration of the designated performance period in respect of which the performance units are awarded.
Section 12. Shares in Lieu of Cash
          The Committee is authorized to provide eligible individuals the opportunity to elect to receive shares of Stock in lieu of all or a portion of any cash bonuses under any incentive compensation programs and/or increases in base compensation, if any, or with respect to non-employee directors, in lieu of fees for services as a director, as in effect from time to time. Such shares shall be issued in an amount equal to (a) the equivalent dollar amount of compensation a

Participant has elected to receive in Stock (subject to limits prescribed by the Committee) divided by (b) the Fair Market Value of a share of Stock (as determined by the Committee in advance or on the date the cash compensation to which the bonus shares relate would otherwise be payable) and shall be subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on sale or other disposition. Notwithstanding the provisions of Section 6.1, if the Company satisfies its obligations to issue shares of Stock under this Section 12 by purchasing such shares on the principal exchange on which the Stock is then traded, such purchased shares shall not reduce the total number of shares reserved for issuance under the Plan as described in Section 6.1.
Section 13. Other Awards
          13.1. Other Stock-Based Awards. Other Awards, valued in whole or in part by reference to, or otherwise based on, shares of Stock, may be granted either alone or in addition to or in conjunction with other Awards for such consideration, if any, and in such amounts and having such terms and conditions as the Committee may determine.
          13.2. Other Benefits. The Committee shall have the right to provide types of benefits under the Plan in addition to those specifically listed, if the Committee believes that such benefits would further the purposes for which the Plan was established.
          13.3. Limitations. Grants of other awards pursuant to this Section 13 that are considered “full value” awards, such as grants of Stock, and that become vested on the basis of the passage of time, must have a minimum ratable vesting period over three (3) years from the date of grant, or if the award is earned based upon the attainment of one or more Performance Goals, then the performance period must be a minimum of one year from the date of grant; provided that no minimum vesting period shall be required for the grant of other stock-based awards if the number of shares of Stock subject to such awards does not exceed five percent (5%) of the aggregate number of shares reserved for issuance under Section 6.1.
Section 14. Annual Incentive Awards
          Subject to the terms of this Plan, the Committee is authorized to grant an annual incentive award to eligible individuals, which award will provide for a cash payment if one or more Performance Goals established by the Committee over a designated period of time consisting of one full fiscal years of the Company, Subsidiary or Affiliate are met; provided that if the Award is made in the year in which the IPO Date occurs, at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year. At the time of making an annual incentive award, the Committee shall set forth the potential amount payable, the timing of payment, and the consequences of the termination of a Participant’s employment or service prior to the expiration of the designated performance period in respect of which the annual incentive award is made. The Committee shall certify in writing as to the degree of achievement after completion of the performance period.

Section 15. Long-Term Incentive Awards
          Subject to the terms of this Plan, the Committee is authorized to grant a long-term incentive award to eligible individuals, which award will provide for a cash payment if one or more Performance Goals established by the Committee over a designated period of time consisting of more than one full fiscal years of the Company, Subsidiary or Affiliate are met. At the time of making a long-term incentive award, the Committee shall set forth the potential amount payable, the timing of payment, and the consequences of the termination of a Participant’s employment or service prior to the expiration of the designated performance period in respect of which the incentive award is made. The Committee shall certify in writing as to the degree of achievement after completion of the performance period.
Section 16. Transferability
          Each Award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that a Participant may, to the extent allowed by the Committee and in a manner specified by the Committee (a) designate in writing a beneficiary to exercise the Award after the participant’s death; or (b) transfer any Award; provided, however, that an incentive stock option may only be exercised by the Participant during the life of the Participant, and may not be transferred other than by will or the laws of descent and distribution.
Section 17. Rights of Participants
          Nothing in the Plan shall interfere with or limit in any way the right of the Company, Subsidiary or Affiliate to terminate any Participant’s employment or service at any time nor confer upon any Participant any right to continue in the employ or service of the Company, Subsidiary or Affiliate.
Section 18. Change of Control
          18.1. Effect of Change of Control. In order to preserve a Participant’s rights under an Award in the event of a Change of Control, the Committee in its discretion may, at the time an Award is made or at anytime thereafter, take one or more of the following actions: (a) provide for the acceleration of any time period, or the deemed achievement of any Performance Goals, relating to the exercise or realization of the Award; (b) provide for the purchase of the Award for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable; (c) adjust the terms of the Award in the manner determined by the Committee to reflect the Change of Control; (d) cause the Award to be assumed, or new right substituted therefor, by another entity; or (e) make such other provision as the Committee may consider equitable and in the best interests of the Company.
          Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above with regards to Awards granted on or after the IPO Date, would result in the payment by the Participant of any excise tax provided for in Section 280G and

Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.
          18.2. Amendment or Rescission. Notwithstanding anything contained in this Section 18, the Board may, in its sole and absolute discretion, amend, modify or rescind the provisions of this Section 18 if it determines that the operation of this Section 18 may prevent a transaction in which the Company, a Subsidiary or any Affiliate is a party from receiving desired tax treatment, including without limitation requiring that each Participant receive a replacement or substitute Award issued by the surviving or acquiring corporation.
          18.3. Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.
Section 19. Amendment, Modification and Termination of Plan
          19.1. Amendments and Termination. The Board or Committee may at any time amend, alter, suspend, discontinue or terminate the Plan, subject to the following limitations:
     (a) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (i) action of the Board, (ii) applicable corporate law, or (iii) any other applicable law;
     (b) shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (i) Section 16 of the Exchange Act, (ii) the Code, (iii) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (iv) any other applicable law; and
     (c) shareholders must approve any of the following Plan amendments: (i) an amendment to materially increase any number of Shares specified in Section 6.1 or the limits set forth in Section 6.3) (except as permitted by Section 6.4), or (B) an amendment that would diminish the protections afforded by Section 19.4.
The Committee may at any time amend any outstanding Award agreement; provided, however, that any amendment that decreases or impairs the rights of a Participant under such agreement shall not be effective unless consented to by the Participant in writing, except that Participant consent shall not be required in the event an Award as amended, adjusted or cancelled under Section 6.4 or Section 18, and effective for Awards made on or after the IPO Date, the Committee need not obtain Participant (or other interested party) consent for modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company.

          19.2. Term of Plan. Unless terminated earlier by the Board pursuant to Section 19.1, the Plan shall terminate on, and no Award shall be granted under the Plan after, September 29, 2014.
          19.3. Survival Following Termination. Notwithstanding the foregoing, to the extent provided in the Plan, the authority of (a) the Committee to amend, alter, adjust, suspend, discontinue or terminate any Award, waive any conditions or restrictions with respect to any Award, and otherwise administer the Plan and any Award and (b) the Board or Committee to amend the Plan, shall extend beyond the date of the Plan’s termination. Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.
          19.4. Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 6.4, neither the Committee nor any other person may decrease the exercise price for any outstanding Option or SAR after the date of grant nor allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.
          19.5. Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 19.1.
          19.6. Code section 409A. The provisions of Code section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code section 409A to comply therewith.
Section 20. Taxes
          20.1. Withholding. The Company shall be entitled to withhold from any payment made hereunder or from any payment otherwise owing to the holder of an Award, the amount of any tax attributable to any amount payable, or shares of Stock deliverable, under the Plan, after giving the person entitled to receive such amount or shares of Stock notice as far in advance as practicable, and the Company may defer making payment or delivery under such Award if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may, in its discretion, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the payment, realization or vesting of an Award by electing to (a) have the Company withhold shares of Stock, (b) tender back shares of

Stock received in connection with such benefit, or (c) deliver other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the Participant’s statutory minimum total federal, state and local tax obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the Participant in cash.
          20.2. Cash Bonus. The Committee may, in its discretion, grant a cash bonus to a Participant to enable the Participant to pay all or a portion of the federal, state or local tax liability incurred by the Participant upon the vesting, exercise, payment or settlement of any Award. The Company shall deduct from any cash bonus such amount as may be required for the purpose of satisfying the Company’s obligation to withhold federal, state or local taxes.
          20.3. No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (a) any Award intended to be exempt from Code section 409A shall be so exempt, (b) any Award intended to comply with Code section 409A or Code section 422 shall so comply, (c) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.
Section 21. Stock Transfer Restrictions
          21.1. Restriction on Transfer. Shares of Stock issued under the Plan may not be sold or otherwise disposed of except (a) pursuant to an effective registration statement under the Act, or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Act; and (b) in compliance with state securities laws. Further, as a condition to issuance of shares of Stock under the Plan, the Participant, his beneficiary or his heirs, legatees or legal representatives, as the case may be, shall execute and deliver to the Company a restrictive stock transfer agreement in such form, and subject to such terms and conditions, as shall be reasonably determined or approved by the Committee, which agreement, among other things, may impose certain restrictions on the sale or other disposition of any shares of Stock acquired under the Plan. The Committee may waive the foregoing restrictions, in whole or in part, in any particular case or cases or may terminate such restrictions whenever the Committee determines that such restrictions afford no substantial benefit to the Company.
          21.2. Additional Restrictions; Legends. All shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the Plan and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates for Shares to make appropriate references to such restrictions.

Section 22. Miscellaneous
          22.1. Other Terms. The grant of any Award under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for (a) the purchase of Stock under options in installments; (b) the financing of the purchase of Stock under the options in the form of a promissory note issued to the Company by a Participant on such terms and conditions as the Committee determines; (c) restrictions on resale or other disposition; and (d) compliance with federal or state securities laws and stock exchange or market requirements.
          22.2. No Fractional Shares. No fractional shares or other securities shall be issued or delivered pursuant to the Plan, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares or other securities, or whether such fractional shares or other securities or any rights thereto shall be canceled, terminated or otherwise eliminated.
          22.3. General Restrictions. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.
          22.4. Issuance of Certificate. To the extent the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
          22.5. Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a director, consultant or advisor. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:
     (a) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;
     (b) a Participant who ceases to be a non-employee director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;
     (c) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a non-employee director of the Company or an Affiliate, or a consultant or advisor to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant or advisor to, the Company and its Affiliates has ceased; and

     (d) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.
          Notwithstanding the foregoing, for purposes of an Award that is subject to Code section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code section 409A.
Section 23. Legal Construction
          23.1. Requirements of Law. The granting of Awards under the Plan and the issuance of shares of Stock in connection with an Award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
          23.2. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles thereof. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect thereof, may only be brought and determined in a court sitting in the County of Sheboygan in the State of Wisconsin.
          23.3. Limitations on Actions. With regard to Awards granted on or after the IPO Date, any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.
          23.4. Severability. If any provision of the Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify the Plan, any award agreement or any Award under any law deemed applicable by the Committee, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, award agreement or Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan, such award agreement and such Award shall remain in full force and effect.